EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-43593) on Form S-8 of our report dated June 19, 2017 appearing in the annual report on Form 11-K of Lithia Motors, Inc. Salary Reduction Profit Sharing Plan for the year ended December 31, 2016.

/s/ Kieckhafer Schiffer & Company, LLP

Portland, Oregon

June 19, 2017

EXHIBIT 23 (continued)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-43593) on Form S-8 of our report on the financial statements of Lithia Motors, Inc. Salary Reduction Profit Sharing Plan as of December 31, 2015 dated June 22, 2016 appearing in the annual report on Form 11-K of Lithia Motors, Inc. Salary Reduction Profit Sharing Plan for the year ended December 31, 2016.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

June 19, 2017